Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 22, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Navios Maritime Acquisition Corporation’s Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

November 21, 2016